Exhibit 1.02

Conflict Minerals Report of Williams-Sonoma, Inc. in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

This is the Conflict Minerals Report of Williams-Sonoma, Inc. for calendar year 2013 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities and Exchange Act of 1934 (the “1934 Act”). This Report contains information regarding all of Williams-Sonoma, Inc.’s merchandising concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Rejuvenation, and Mark and Graham). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Williams-Sonoma, Inc. and its concepts are retailers of high-quality consumer products for the kitchen and home, including kitchen essentials, dinnerware, cookware, electrics, cutlery, furniture, bedding, bathroom accessories, lighting, decorative accessories, rugs, curtains, gifts, hardware, small leather goods, jewelry, and home décor. Williams-Sonoma, Inc.’s merchandising concepts contract to manufacture some, although not all, of the products they sell.

Due Diligence (Instructions 1.01(c)(1))

Overview: Tin, tungsten, tantalum or gold (“3TGs”) are necessary to the functionality of certain lighting and decorative accessories products that Williams-Sonoma, Inc. contracts to be manufactured (“In-Scope Products”).  For calendar year 2013, Williams-Sonoma, Inc. completed due diligence that encompassed:

•	a reasonable country of origin inquiry regarding the 3TGs in the In-Scope Products that was reasonably designed to determine whether any of the 3TGs originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those 3TGs.

For Williams-Sonoma, Inc.’s due diligence exercise, the company created a team to oversee the process, which consisted of key personnel in the following departments: the Global Operations Department, the Sustainable Development Department, the Legal Department and the Finance Department.

The due diligence exercise conformed to an internationally recognized due diligence framework developed by the Organization for Economic Cooperation and Development as part of its “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (“OECD Guidance”).  In accordance with the OECD Guidance,

Williams-Sonoma, Inc.’s due diligence exercise included: 1) adoption of a Conflict Minerals Policy, which was sent to relevant suppliers of Williams-Sonoma, Inc.’s products; 2) review and assessment of risk in the supply chain; and 3) a strategy to identify and respond to risks in the supply chain.1

Work with Suppliers: Williams-Sonoma, Inc. adopted the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (EICC-GsSI) Conflict Minerals Reporting template. Members of Williams-Sonoma, Inc.’s Legal Department and Sustainable Development Department then identified suppliers of products that Williams-Sonoma, Inc. contracted to have manufactured and for which 3TGs might be necessary for product functionality or production. These suppliers were generally suppliers of lighting products and decorative accessories.

Williams-Sonoma, Inc. contacted each supplier and requested that it complete the EICC-GsSI Reporting Template. A third-party vendor was engaged to streamline this process by allowing suppliers to enter responses via the online EICC-GsSI Reporting Template. The vendor provided support for suppliers in completing the survey and also aggregated the data provided by suppliers so that Williams-Sonoma, Inc. could review and analyze the data.

As a retailer of consumer products, Williams-Sonoma, Inc. is several levels removed from the mining of conflict minerals, does not make direct purchases of raw or unrefined minerals and makes no purchases in the Covered Countries. Therefore, Williams-Sonoma, Inc. requested that each supplier identify whether 3TGs are used in items produced for the company, whether the minerals were recycled or scrap, and if not, all the smelters in the supplier’s supply chain, including the name and country of the smelter, and whether those smelters had been validated as conflict-free in accordance with the Conflict-Free Smelter (CFS) program. Williams-Sonoma, Inc. performed a good-faith review of the responses received from suppliers and performed an assessment of the data and requested additional information from suppliers as appropriate. All suppliers were asked to review the Conflict Minerals Policy and to sign a form acknowledging the policy.

Williams-Sonoma, Inc. was able to determine with reasonable certainty the country of origin for many of the 3TGs used in its products. However, not all suppliers completed the requested EICC-GsSI Reporting Template, notwithstanding repeated urging that they do so by Williams-Sonoma, Inc.  Additionally, not all suppliers that completed the template identified smelters for their 3TGs. In some instances, this is because the suppliers could not obtain information regarding smelters from the sources of 3TGs. Where suppliers identified smelters used to process the necessary 3TGs, none were located in the Covered Countries, and many were part of the CFS program.

[1]	Paragraph 1.01(c)(1)(iii) of the Rule 13p-1 instructions for Form SD requires disclosure of certain types of steps “since the end of the period covered in [the registrant’s] most recent prior Conflict Minerals Report.” Williams-Sonoma, Inc. understands that this instruction is inapplicable since there is no prior report.

Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products: The In-Scope Products are lighting and decorative accessories, including some seasonal merchandise, bath hardware, and tabletop items.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Due diligence revealed that necessary conflict minerals used in In-Scope products were derived from the smelters and countries identified below. This list only includes smelter information provided by those suppliers who completed the EICC-GsSI Reporting Template.

SMELTER	COUNTRY
A.L.M.T. CORP.	JAPAN
AIDA CHEMICAL INDUSTRIES CO. LTD	JAPAN
AIM	CANADA
ALLGEMEINE GOLD- UND SILBERSCHEIDEANSTALT A.G.	GERMANY
ALMALYK MINING AND METALLURGICAL COMPLEX (AMMC)	UZBEKISTAN
AMERICAN IRON AND METAL	CANADA
ANGLOGOLD ASHANTI MINERAÇÃO LTDA	BRAZIL
ARCELORMITTAL	CANADA
ARGOR-HERAEUS SA	SWITZERLAND
ASAHI PRETEC CORPORATION	JAPAN
ASAKA RIKEN CO LTD	JAPAN
ATASAY KUYUMCULUK SANAYI VE TICARET A.S.	TURKEY
ATI TUNGSTEN MATERIALS	UNITED STATES
AURUBIS AG	GERMANY
BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES
BEST METALS	UNKNOWN
BOLIDEN AB	SWEDEN
UNKNOWN	INDIA
CARIDAD	MEXICO
CENDRES & MÉTAUX SA	SWITZERLAND
CHAOZHOU XIANGLU TUNGSTEN INDUSTRY CO LTD	CHINA
CHIMET SPA	ITALY
CHINA MINMETALS NONFERROUS METALS CO LTD	CHINA
CHINA TIN GROUP CO., LTD	CHINA
CHINA TIN SMELTER CO. LTD	CHINA

CHONGYI ZHANGYUAN TUNGSTEN CO LTD	CHINA
CHUGAI MINING	JAPAN
CNMC (GUANGXI) PGMA CO. LTD.	CHINA
CODELCO	CHILE
COOKSON	UNITED STATES
COOPER SANTA	BRAZIL
COOSON SEMPSA	SPAIN
CV DUTA PUTRA BANGKA	INDONESIA
CV JUSTINDO	INDONESIA
CV MAKMUR JAYA	INDONESIA
CV NURJANAH	INDONESIA
CV PRIMA TIMAH UTAMA	INDONESIA
CV SERUMPUN SEBALAI	INDONESIA
CV UNITED SMELTING	INDONESIA
DAEJIN INDUS CO. LTD	KOREA, REPUBLIC OF
DAERYONGENC	KOREA, REPUBLIC OF
DAEWOO INTERNATIONAL	KOREA, REPUBLIC OF
DAYU WEILIANG TUNGSTEN CO., LTD.	CHINA
DO SUNG CORPORATION	KOREA, REPUBLIC OF
DONGGUAN STANDARD ELECTRONIC MATERIAL.CO., LTD	CHINA
DOWA	JAPAN
DUOLUOSHAN	CHINA
ECO-SYSTEM RECYCLING CO., LTD.	JAPAN
EM VINTO	BOLIVIA
EXOTECH INC.	UNITED STATES
F&X	CHINA
FEINHÜTTE HALSBRÜCKE GMBH	GERMANY
FENIX METALS	POLAND
FSE NOVOSIBIRSK REFINERY	RUSSIAN FEDERATION
FUJIAN JINXIN TUNGSTEN CO., LTD.	CHINA
GANNON & SCOTT	UNITED STATES
GANZHOU GRAND SEA W & MO GROUP CO LTD	CHINA
GEIJU NON-FERROUS METAL PROCESSING CO. LTD.	CHINA
GEJIU ZI-LI	CHINA
GLOBAL ADVANCED METALS	UNITED STATES
GLOBAL TUNGSTEN & POWDERS CORP	UNITED STATES
GOLD BELL GROUP	CHINA
GOODWAY	UNKNOWN
GUANG XI LAN BIN YE LIAN CHANG	ALBANIA
H. KRAMER & COMPANY	UNITED STATES
H.C. STARCK GMBH	UNITED STATES

H.C. STARCK GMBH	GERMANY
HEIMERLE + MEULE GMBH	GERMANY
HERAEUS LTD HONG KONG	HONG KONG
HERAEUS PRECIOUS METALS GMBH & CO. KG	GERMANY
HI-TEMP	UNITED STATES
HUICHANG JINSHUNDA TIN CO. LTD	CHINA
HUNAN CHENZHOU MINING GROUP CO	CHINA
HUNAN CHUN-CHANG NONFERROUS SMELTING & CONCENTRATING CO., LTD.	CHINA
HWASUNG CJ CO. LTD	KOREA, REPUBLIC OF
IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
INDONESIAN STATE TIN CORPORATION	INDONESIA
INDONESIAN TIN INGOT	INDONESIA
INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE COMPANY LIMITED	CHINA
ISHIFUKU METAL INDUSTRY CO., LTD.	JAPAN
ISTANBUL GOLD REFINERY	TURKEY
JAPAN MINT	JAPAN
JAPAN NEW METALS CO LTD	JAPAN
JIANGXI COPPER COMPANY LIMITED	CHINA
JIANGXI NANSHAN	CHINA
JIANGXI RARE EARTH & RARE METALS TUNGSTEN GROUP CORP	CHINA
JIANGXI TUNGSTEN INDUSTRY CO LTD	CHINA
JIUJIANG JINXIN NONFERROUS METALS CO. LTD.	CHINA
JIUJIANG TAMBRE CO. LTD.	CHINA
JOHNSON MATTHEY INC	UNITED STATES
JOHNSON MATTHEY LIMITED	CANADA
JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT	RUSSIAN FEDERATION
JSC URALECTROMED	RUSSIAN FEDERATION
JX NIPPON MINING & METALS CO., LTD	JAPAN
KAI UNITA TRADE LIMITED LIABILITY COMPANY	CHINA
KAZZINC LTD	KAZAKHSTAN
KEMET BLUE POWDER	UNITED STATES
KENNAMETAL INC.	UNITED STATES
KENNECOTT UTAH COPPER	UNITED STATES
KETABANG	INDONESIA
KOJIMA CHEMICALS CO. LTD	JAPAN
KOKI JAPAN	JAPAN
KOREA METAL CO. LTD	KOREA, REPUBLIC OF
KUNDUR SMELTER	INDONESIA
KUNSHAN JINLI CHEMICAL INDUSTRY REAGENTS CO., LTD.	CHINA

KYRGYZALTYN JSC	KYRGYZSTAN
L’ AZURDE COMPANY FOR JEWELRY	SAUDI ARABIA
LINGBAOJINYUAN TONGHUI	CHINA
LIUZHOU CHINA TIN	CHINA
LS-NIKKO COPPER INC	KOREA, REPUBLIC OF
MALAYSIA SMELTING CORPORATION (MSC)	MALAYSIA
MATERION	UNITED STATES
MATSUDA SANGYO CO. LTD	JAPAN
MCP METAL SPECIALIST INC.	UNITED KINGDOM
METALLO CHIMIQUE	BELGIUM
METALLO CHIMIQUE	GERMANY
METALOR TECHNOLOGIES (HONG KONG) LTD	HONG KONG
METALOR TECHNOLOGIES SA	SWITZERLAND
METALOR USA REFINING CORPORATION	UNITED STATES
MET-MEX PEÑOLES, S.A.	MEXICO
MINERAÇÃO TABOCA S.A.	BRAZIL
MING LI JIA SMELT METAL FACTORY	CHINA
MINSUR	PERU
MITSUBISHI MATERIALS CORPORATION	JAPAN
MITSUI MINING AND SMELTING CO., LTD.	JAPAN
MK ELECTRON	KOREA, REPUBLIC OF
MOSCOW SPECIAL ALLOYS PROCESSING PLANT	RUSSIAN FEDERATION
NADIR METAL RAFINERI SAN. VE TIC. A.Ş.	TURKEY
NAVOI MINING AND METALLURGICAL COMBINAT	UZBEKISTAN
NGHE TIN NON-FERROUS METAL	-
NIHON KAGAKU SANGYO CO., LTD	JAPAN
NIHON MATERIAL CO. LTD	JAPAN
NIHON SUPERIOR CO., LTD	JAPAN
NINGXIA ORIENT TANTALUM INDUSTRY CO., LTD.	CHINA
NIPPON FILLER METALS LTD	JAPAN
NOVOSIBIRSK INTEGRATED TIN WORKS	RUSSIAN FEDERATION
OHIO PRECIOUS METALS LLC.	UNITED STATES
OJSC “THE GULIDOV KRASNOYARSK NON-FERROUS METALS PLANT” (OJSC KRASTVETMET)	RUSSIAN FEDERATION
OJSC KOLYMA REFINERY	RUSSIAN FEDERATION
OMSA	BOLIVIA
PAMP SA	SWITZERLAND
PAN PACIFIC COPPER CO. LTD	JAPAN
PLANSEE	AUSTRIA
PRIOKSKY PLANT OF NON-FERROUS METALS	RUSSIAN FEDERATION
PT ALAM LESTARI KENCANA	INDONESIA
PT ANEKA TAMBANG (PERSERO) TBK	INDONESIA

PT ARTHA CIPTA LANGGENG	INDONESIA
PT BABEL INTI PERKASA	INDONESIA
PT BABEL SURYA ALAM LESTARI	INDONESIA
PT BANGKA KUDAI TIN	INDONESIA
PT BANGKA PUTRA KARYA	INDONESIA
PT BANGKA TIMAH UTAMA SEJAHTERA	INDONESIA
PT BELITUNG INDUSTRI SEJAHTERA	INDONESIA
PT BILLITIN MAKMUR LESTARI	INDONESIA
PT BUKIT TIMAH	INDONESIA
PT DS JAYA ABADI	INDONESIA
PT EUNINDO USAHA MANDIRI	INDONESIA
PT FANG DI MULTINDO	INDONESIA
PT HP METALS INDONESIA	INDONESIA
PT KOBA TIN	INDONESIA
PT MITRA STANIA PRIMA	INDONESIA
PT REFINED BANKA TIN	INDONESIA
PT SARIWIGUNA BINASENTOSA	INDONESIA
PT STANINDO INTI PERKASA	INDONESIA
PT SUMBER JAYA INDAH	INDONESIA
PT TAMBANG TIMAH	INDONESIA
PT TIMAH	INDONESIA
PT TIMAH NUSANTARA	INDONESIA
PT TININDO INTER NUSA	INDONESIA
PT YINCHENDO MINING INDUSTRY	INDONESIA
PURE TECHNOLOGY	RUSSIAN FEDERATION
PX PRÉCINOX SA	SWITZERLAND
RAND REFINERY (PTY) LTD	SOUTH AFRICA
RFH	CHINA
ROHM & HASS	CHINA
ROYAL CANADIAN MINT	CANADA
RUI DA HUNG	TAIWAN
SABIN METAL CORP.	UNITED STATES
SAMHWA NON-FERROUS METAL. INC CO., LTD	KOREA, REPUBLIC OF
SAMWON METALS CORP.	KOREA, REPUBLIC OF
SCHONE EDELMETAAL	NETHERLANDS
SCOTIA MOCATTA	HONG KONG
SEMPSA JOYERIA PLATERIA SA	SPAIN
SHANDONG GOLD MINING CO LTD	CHINA
SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO. LTD	CHINA
SHANGHAI GOLD EXCHANGE	CHINA
SHANGHAI YUEQIANG METAL PRODUCTS CO., LTD	CHINA

SO ACCURATE REFING GROUP	UNITED STATES
SOE SHYOLKOVSKY FACTORY OF SECONDARY PRECIOUS METALS	RUSSIAN FEDERATION
SOFT METAIS LTDA	BRAZIL
SOJITZ	JAPAN
SOLAR APPLIED MATERIALS TECHNOLOGY CORP.	CHINA
SOLAR APPLIED MATERIALS TECHNOLOGY CORP.	TAIWAN
SOLIKAMSK METAL WORKS	RUSSIAN FEDERATION
SOOCHOW UNIVERSITY’S	CHINA
STANDARD BANK	HONG KONG
SUMISHO	JAPAN
SUMITOMO METAL MINING CO. LTD.	AUSTRALIA
SUMITOMO METAL MINING CO. LTD.	CHILE
SUMITOMO METAL MINING CO. LTD.	PERU
SUMITOMO METAL MINING CO. LTD.	JAPAN
SUZHOU XINGRUI NOBLE	CHINA
TAICANG CITY NANCANG METAL METERIAL CO.,LTD	CHINA
TAK LAP ELECTRICAL CO., LTD	CHINA
TAKI CHEMICALS	JAPAN
TANAKA KIKINZOKU KOGYO K.K.	JAPAN
TANTALITE RESOURCES	SOUTH AFRICA
TECHNIC INC	UNITED STATES
TEJING (VIETNAM) TUNGSTEN CO LTD	VIETNAM
TELEX	UNITED STATES
THAILAND SMELTING & REFINING CO., LTD. (THAISRCO)	THAILAND
THAISARCO	THAILAND
THE GREAT WALL GOLD AND SILVER REFINERY OF CHINA	CHINA
THE REFINERY OF SHANDONG GOLD MINING CO. LTD	CHINA
TIMAH	INDONESIA
TOKURIKI HONTEN CO. LTD	JAPAN
TOM TES SMETLER	HONG KONG
TONG DING METAL COMPANY. LTD.	CHINA
TONGLING NONFERROUS METALS GROUP HOLDINGS CO; LTD.	CHINA
TORECOM	KOREA, REPUBLIC OF
ULBA	KAZAKHSTAN
UMICORE BRASIL LTDA	BRAZIL
UMICORE SA BUSINESS UNIT PRECIOUS METALS REFINING	BELGIUM
UNITED PRECIOUS METAL REFINING, INC.	UNITED STATES
UNVERTICAL INTERNATIONAL (SUZHOU) CO., LTD	CHINA
VALCAMBI SA	SWITZERLAND
WESTERN AUSTRALIAN MINT TRADING AS THE PERTH MINT	AUSTRALIA

WESTFALENZINN	GERMANY
WHITE SOLDER METALURGIA	BRAZIL
WILHELM WESTMETALL, GERMANY	GERMANY
WOLFRAM BERGBAU UND HÜTTEN AG	AUSTRIA
WOLFRAM COMPANY CJSC	RUSSIAN FEDERATION
XIAMEN TUNGSTEN CO LTD	CHINA
XIHAI	CHINA
XINHAI RENDAN SHAOGUAN TUNGSTEN CO., LTD.	INDONESIA
XSTRATA CANADA CORPORATION	CANADA
YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
YANTAI ZHAOJIN KANFORT PRECIOUS METALS INCORPORATED COMPANY	CHINA
YASMIN SILVER	INDONESIA
YIFENG TIN INDUSTRY (CHENZHOU) CO LTD	CHINA
YOKOHAMA METAL CO LTD	JAPAN
YTMM	CHINA
YUNNAN CHENGFENG	CHINA
YUNNAN TIN COMPANY LIMITED	CHINA
YUNXI	CHINA
ZHAOJIN GOLD & SILVER REFINERY CO., LTD	CHINA
ZHEJIANG AODA CEMENTED CARBIDE CO., LTD	CHINA
ZHONGSHAN PUBLIC SECURITY BUREAU, GUANGDONG PROVINCE, CHINA	CHINA
ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD CORPORATION	CHINA
ZHUHAI HORYISON SOLDER CO., LTD	CHINA
ZHUZHOU CEMENTED CARBIDE GROUP CO LTD	CHINA
ZIJIN MINING GROUP CO. LTD	CHINA

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Due diligence revealed that necessary conflict minerals used in In-scope products were derived from the smelters in the countries identified below. This list only includes information provided by those suppliers who completed the EICC-GsSI Reporting Template.

ALBANIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
GERMANY
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
MALAYSIA

MEXICO
NETHERLANDS
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED KINGDOM
UNITED STATES
UZBEKISTAN

Information About Efforts to Determine Mine or Location of Origin: The description of the company’s due diligence exercise set forth above under the heading “Due Diligence” covers Williams-Sonoma, Inc.’s efforts to determine the mine or location of origin with the greatest possible specificity.